Exhibit 4.1

Certificate No. ****	No. of Shares: **** Ordinary Shares

Midatech Pharma

Company No. 9216368

Incorporated under the Companies Act 2006

This is to certify that SPECIMEN of **** is the registered holder of ** ** fully paid Ordinary Shares of £0.0001 in the capital of the Company, subject to the Memorandum and Articles of Association of the Company.

Executed by the Company in accordance with the Companies Act 2006.

Director	Director/Secretary	Date:

No transfer of the whole or any part of the above Shares can be registered without production of this certificate